As filed with the Securities and Exchange Commission on June 1, 2011

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LONE PINE RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	27-3779606
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 2500, 645-7 Avenue SW

Calgary, Alberta,

Canada T2P 4GB

(403) 292-8000

(Address of principal executive offices, including zip code)

LONE PINE RESOURCES INC. 2011 STOCK INCENTIVE PLAN

(Full title of the plan)

Cyrus D. Marter IV

Senior Vice President, General Counsel and Secretary

Forest Oil Corporation

707 17th Street, Suite 3600

Denver, Colorado 80202

(303) 812-1400

(Name, address and telephone number of agent for service)

copy to:

Alan P. Baden

Shelley A. Barber

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, New York 10103

(212) 237-0000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer ☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.01 par value, including the associated preferred share purchase rights (3)	7,500,000 shares	$13.00	(2)	$97,500,000	(2)	$11,320

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional Common Stock as may become issuable pursuant to the adjustment provisions of the Lone Pine Resources Inc. 2011 Stock Incentive Plan.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The price for the 7,500,000 shares being registered hereby is based on a price of $13.00, which is the initial offering price per share of Common Stock of Lone Pine Resources Inc. in connection with the initial public offering of Lone Pine Resources Inc. on the New York Stock Exchange.

(3)

Each share of common stock registered hereunder will include an associated preferred share purchase right. Until the occurrence of certain prescribed events, none of which has occurred, the preferred share purchase rights will not be exercisable and may be transferred only with the Common Stock. No separate consideration will be payable for the preferred share purchase rights.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Lone Pine Resources Inc. (the “Registrant”) will send or give to all participants in the Lone Pine Resources Inc. 2011 Stock Incentive Plan (the “Plan”) the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3            Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)                                  The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act (File No. 333-171123) relating to the Registrant’s Registration Statement on Form S-1, filed with the Commission on May 26, 2011; and

(b)                                 The description of the Registrant’s Common Stock, par value $0.01 per share, including the associated preferred share purchase rights, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35191), filed with the Commission on May 24, 2011, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

The Registrant’s certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent that the Delaware General Corporation Law (the “DGCL”) or any other law of the State of Delaware permits. If the DGCL or any other law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director will be limited to the fullest extent permitted by the amended DGCL or other law, as applicable.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

The Registrant’s bylaws also contain indemnification rights for its directors and officers. Specifically, the Registrant’s bylaws provide that it shall indemnify its officers and directors to the fullest extent authorized by applicable law. Further, the Registrant may maintain insurance on behalf of its officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

In addition, Section 7(b) of the Underwriting Agreement (a form of which is attached as Exhibit 1.1 to Amendment No. 6 to the Registrant’s Form S-1 Registration Statement, filed on March 8, 2011) provides for the indemnification in certain circumstances of the Registrant, its directors and officers, and each person, if any, who controls the Registrant within the meaning of Section 15 or the Securities Act of Section 20 of the Exchange Act with respect to certain information furnished in writing by or on behalf of the Underwriters (as defined in the Underwriting Agreement).

Item 7.           Exemption from Registration Claimed.

Not applicable.

Item 8.           Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation of Lone Pine Resources Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Registrant’s Form S-1 Registration Statement (File No. 333-171123), filed on May 3, 2011).

4.2

Amended and Restated Bylaws of Lone Pine Resources Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant’s Form S-1 Registration Statement (File No. 333-171123), filed on March 8, 2011).

4.3

Lone Pine Resources Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.10 to Amendment No. 5 to the Registrant’s Form S-1 Registration Statement (File No. 333-171123), filed on May 3, 2011).

4.4

Form of Restricted Stock Agreement pursuant to the Lone Pine Resources Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.13 to Amendment No. 4 to the Registrant’s Form S-1 Registration Statement (File No. 333-171123), filed on April 27, 2011).

4.5

Form of Phantom Stock Unit (in lieu of Restricted Stock) Agreement for Canadian Director Grantees pursuant to the Lone Pine Resources Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.14 to Amendment No. 4 to the Registrant’s Form S-1 Registration Statement (File No. 333-171123), filed on April 27, 2011).

4.6

Form of Phantom Stock Unit (RSU Award) Agreement for Canadian Employee Grantees pursuant to the Lone Pine Resources Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.15 to Amendment No. 4 to the Registrant’s Form S-1 Registration Statement (File No. 333-171123), filed on April 27, 2011).

4.7

Form of Phantom Stock Unit (SAR Award) Agreement for Canadian Employee Grantees pursuant to the Lone Pine Resources Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to Amendment No. 4 to the Registrant’s Form S-1 Registration Statement (File No. 333-171123), filed on April 27, 2011).

4.8

Form of Performance Unit Award Agreement for Canadian Grantees pursuant to the Lone Pine Resources Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.17 to Amendment No. 4 to the Registrant’s Form S-1 Registration Statement (File No. 333-171123), filed on April 27, 2011).

4.9

Form of Stock Option Agreement for Canadian Grantees pursuant to the Lone Pine Resources Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.18 to Amendment No. 4 to the Registrant’s Form S-1 Registration Statement (File No. 333-171123), filed on April 27, 2011).

4.10

Form of Phantom Stock Unit (RSU Award) Agreement for Canadian Employee Grantees (Cash Only) pursuant to the Lone Pine Resources Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.19 to Amendment No. 5 to the Registrant’s Form S-1 Registration Statement (File No. 333-171123), filed on May 3, 2011).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of Ernst & Young LLP.

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*           Filed herewith.

Item 9.           Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Alberta, Canada, on May 31, 2011.

Lone Pine Resources Inc.

By:	/s/ David M. Anderson
	Name:	David M. Anderson
	Title:	President and Chief Executive Officer

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints each of Michael N. Kennedy and Cyrus D. Marter IV, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 31, 2011.

Signature	Title

/s/ David M. Anderson	President, Chief Executive Officer, and Director
David M. Anderson	(Principal Executive Officer)

/s/ Michael N. Kennedy	Vice President and Chief Financial Officer (Principal
Michael N. Kennedy	Financial Officer and Principal Accounting Officer)

/s/ H. Craig Clark	Director
H. Craig Clark

/s/ Patrick R. McDonald	Director
Patrick R. McDonald

EXHIBIT INDEX

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation of Lone Pine Resources Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Registrant’s Form S-1 Registration Statement (File No. 333-171123), filed on May 3, 2011).

4.2

Amended and Restated Bylaws of Lone Pine Resources Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant’s Form S-1 Registration Statement (File No. 333-171123), filed on March 8, 2011).

4.3

Lone Pine Resources Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.10 to Amendment No. 5 to the Registrant’s Form S-1 Registration Statement (File No. 333-171123), filed on May 3, 2011).

4.4

Form of Restricted Stock Agreement pursuant to the Lone Pine Resources Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.13 to Amendment No. 4 to the Registrant’s Form S-1 Registration Statement (File No. 333-171123), filed on April 27, 2011).

4.5

Form of Phantom Stock Unit (in lieu of Restricted Stock) Agreement for Canadian Director Grantees pursuant to the Lone Pine Resources Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.14 to Amendment No. 4 to the Registrant’s Form S-1 Registration Statement (File No. 333-171123), filed on April 27, 2011).

4.6

Form of Phantom Stock Unit (RSU Award) Agreement for Canadian Employee Grantees pursuant to the Lone Pine Resources Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.15 to Amendment No. 4 to the Registrant’s Form S-1 Registration Statement (File No. 333-171123), filed on April 27, 2011).

4.7

Form of Phantom Stock Unit (SAR Award) Agreement for Canadian Employee Grantees pursuant to the Lone Pine Resources Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to Amendment No. 4 to the Registrant’s Form S-1 Registration Statement (File No. 333-171123), filed on April 27, 2011).

4.8

Form of Performance Unit Award Agreement for Canadian Grantees pursuant to the Lone Pine Resources Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.17 to Amendment No. 4 to the Registrant’s Form S-1 Registration Statement (File No. 333-171123), filed on April 27, 2011).

4.9

Form of Stock Option Agreement for Canadian Grantees pursuant to the Lone Pine Resources Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.18 to Amendment No. 4 to the Registrant’s Form S-1 Registration Statement (File No. 333-171123), filed on April 27, 2011).

4.10

Form of Phantom Stock Unit (RSU Award) Agreement for Canadian Employee Grantees (Cash Only) pursuant to the Lone Pine Resources Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.19 to Amendment No. 5 to the Registrant’s Form S-1 Registration Statement (File No. 333-171123), filed on May 3, 2011).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of Ernst & Young LLP.

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*           Filed herewith.